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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 9, 1997

                        KENTEK INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                           3577                     22-2406249
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification Number)

2945 Wilderness Place, Boulder, CO                               80301
(Address of principal executive offices)                       (Zip code)

      Registrant's telephone number, including area code:  (303) 440-5500





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Item 4. Changes in Registrant's Certifying Accountant

       On May 9, 1997, Kentek Information Systems Inc. (the "Company") orally dismissed BDO Seidman LLC ("BDO") as its principal accountant. The Company confirmed the dismissal of its principal accountant in a letter to BDO dated May 12, 1997. On May 15,1997, the Company received a letter from BDO indicating that BDO had resigned as the Company's principal accountant effective May 9, 1997. The decision to dismiss BDO was approved by the Company's Audit Committee of the Board of Directors.

       The BDO reports on the Company's consolidated financial statements for each of the years ended June 30, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles.

       During fiscal years 1996 and 1995 and any subsequent interim period preceding the dismissal of BDO, the Company is not aware of any "disagreements" between the Company and BDO or "reportable events" as defined in Item 304 of Regulation S-K.

       The Company has provided BDO with a copy of this Form 8-K and has requested BDO to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter will be filed as an amendment to this Form 8-K pursuant to Item 304(a)(3) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

        (c)   Exhibits.

              * 16.1 Letter re: Change in Certifying Accountant





* To be filed by Amendment.





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                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  May 15, 1997                KENTEK INFORMATION SYSTEMS INC.




                                   By:/s/ Craig G. Lamborn
                                      -------------------------------

                                   Title:  Chief Financial Officer





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